EX-23.a.11
RESOLUTIONS ADOPTED JANUARY 9, 2008 AMENDING THE AMENDED AND
RESTATED AGREEMENT AND DECLARATION OF TRUST OF NATIONWIDE
VARIABLE INSURANCE TRUST,
A DELAWARE STATUTORY TRUST, DATED SEPTEMBER 30, 2004 AS AMENDED
AND RESTATED OCTOBER 28, 2004
WHEREAS, in accordance with the terms and provisions of Section 1 and Section 6 of Article III of the Trust’s Agreement and Declaration of Trust, as amended and restated on October 28, 2004 (hereinafter, the “Amended Declaration of Trust”), the Trust’s Board of Trustees has determined that it is in the best interest of the Trust to establish and designate new series of shares, and new classes of said new shares, of the Trust, so as to add the NVIT Multi-Manager Large Cap Value (the “New Fund”).
NOW, THEREFORE, BE IT HEREBY RESOLVED, that the Board of Trustees of the Trust hereby establishes and designates the following new series of shares of the Trust:
NVIT Multi-Manager Large Cap Value Fund
RESOLVED FURTHER, that each share of each class of each of the New Fund shall hereby have an opening stated value of $10.00 per share, and shall have all of the preferences, conversion, and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, as are set forth in the Amended Declaration of Trust for the other series of the Trust; except that:
a.	The investment objective and strategies of the New Fund may differ from those of the other series and only the shareholders of the New Fund shall have the right to vote on matters relating solely to the New Fund; and

b.	The shares of the New Fund shall initially be designated as Class Y, Class I, and Class II as authorized in the Amended Declaration of Trust, and as described in the materials presented at this Meeting and only the shareholders of a particular class of the New Fund shall have the right to vote on matters relating solely to said class; and

c.	The Trustees may designate such other variations as the Trustees deem to be necessary and appropriate.
* * * * * *
Proposed Changes to Fund Names, Share Class Names, and Proposed New Share Class For Certain NVIT Funds

WHEREAS, management of Nationwide Fund Advisors (“NFA”), the investment adviser to the Funds of Nationwide Variable Insurance Trust (“NVIT Funds”), to ensure the application of a consistent naming convention for existing and proposed NVIT Funds, has recommended the approval of name changes to all NVIT Funds listed on Exhibit A of the memo provided to the Board by NFA management. NFA also recommends the approval of adopting the “Y” share class name to replace Institutional Class shares for the NVIT S&P Index Fund, NVIT Small Cap Index Fund, NVIT International Index Fund, NVIT Mid Cap Index Fund, NVIT Bond Index Fund and NVIT Enhanced Income Fund. In addition, NFA proposes the addition of Class Y shares to the NVIT Nationwide Fund, Van Kampen NVIT Comstock Value Fund, Gartmore International Equity Fund, NVIT Multi-Manager International Value Fund, NVIT Multi-Manager Small Company Fund, NVIT Multi-Manager Small Cap Growth Fund and NVIT Multi-Manager Small Cap Value Fund.
NOW, THEREFORE, BE IT HEREBY RESOLVED, that in reliance upon the information presented to the Board by NFA management, the Board does hereby approve the name changes to all NVIT Funds as listed on Exhibit A of the memo provided by NFA management; and it is
RESOLVED FURTHER, that the adoption of the “Y” share class name for the current Institutional Class shares of the NVIT S&P Index Fund, NVIT Small Cap Index Fund, NVIT International Index Fund, NVIT Mid Cap Index Fund, NVIT Bond Index Fund and NVIT Enhanced Income Fund; be, and it hereby is approved; and it is
RESOLVED FURTHER, that the addition of Class Y shares to the NVIT Nationwide Fund, Van Kampen NVIT Comstock Value Fund, Gartmore International Equity Fund, NVIT Multi-Manager International Value Fund, NVIT Multi-Manager Small Company Fund, NVIT Multi-Manager Small Cap Growth Fund and NVIT Multi-Manager Small Cap Value Fund be, and it hereby is approved.
RESOLVED, that the actions taken by the appropriate officers of Nationwide Variable Insurance Trust (“NVIT”) on behalf of the Trust to prepare, execute and file, or cause to be prepared or filed, with the Securities and Exchange Commission, post-effective amendments to NVIT’s Registration Statement on Form N-1A for the purposes of adding Class Y shares to the NVIT Nationwide Fund, Van Kampen NVIT Comstock Value Fund, Gartmore International Equity Fund, NVIT Multi-Manager International Value Fund; NVIT Multi-Manager Small Company Fund, NVIT Multi-Manager Small Cap Growth Fund and NVIT Multi-Manager Small Cap Value Fund, be, and each said officer hereby is, authorized; and it is
RESOLVED FURTHER, that the actions taken by the appropriate officers of NVIT on behalf of the Trust in preparing, executing and filing with the Securities and

Exchange Commission post-effective amendments to NVIT’s Registration Statement on Form N-1A on or about [                    , 2008] for the purposes of adding Class Y shares of the Funds be, and each said officer hereby is, ratified and approved; and it is
RESOLVED FURTHER, that the officers of the Trust be, and each said officer hereby is, authorized to take any further actions, including the filing of any additional post-effective amendments to the Trust’s registration statements, necessary to carry out the foregoing resolution.

Exhibit A
NVIT Funds – Proposed Name Changes
(funds alphabetized by current name)

EXISTING FUNDS

Current Name		New Name
1	Gartmore NVIT International Growth Fund	Gartmore NVIT International Equity Fund

2	Nationwide NVIT Global Financial Services Fund	NVIT Global Financial Services Fund

3	Nationwide NVIT Global Health Sciences Fund	NVIT Global Health Sciences Fund

4	Nationwide NVIT Global Technology and Communications Fund	NVIT Global Technology and Communications Fund

5	Nationwide NVIT Government Bond Fund	NVIT Government Bond Fund

6	Nationwide NVIT Growth Fund	NVIT Growth Fund

7	NVIT International Value Fund	NVIT Multi-Manager International Value Fund

8	Nationwide NVIT Investor Destinations Aggressive Fund	NVIT Investor Destinations Aggressive Fund

9	Nationwide NVIT Investor Destinations Moderately Aggressive Fund	NVIT Investor Destinations Moderately Aggressive Fund

10	Nationwide NVIT Investor Destinations Moderate Fund	NVIT Investor Destinations Moderate Fund

11	Nationwide NVIT Investor Destinations Moderately Conservative Fund	NVIT Investor Destinations Moderately Conservative Fund

12	Nationwide NVIT Investor Destinations Conservative Fund	NVIT Investor Destinations Conservative Fund

13	Nationwide NVIT Mid Cap Growth Fund	NVIT Mid Cap Growth Fund

14	Nationwide NVIT Money Market Fund	NVIT Money Market Fund

15	Nationwide NVIT Money Market Fund II	NVIT Money Market Fund II

16	Nationwide Multi-Manager NVIT Small Cap Growth Fund	NVIT Multi-Manager Small Cap Growth Fund

17	Nationwide Multi-Manager NVIT Small Cap Value Fund	NVIT Multi-Manager Small Cap Value Fund

18	Nationwide Multi-Manager NVIT Small Company Fund	NVIT Multi-Manager Small Company Fund

19	Nationwide NVIT U.S. Growth Leaders Fund	NVIT U.S. Growth Leaders Fund

NEW FUNDS

Name Previously Submitted to Board		Proposed Name
1	Nationwide NVIT Core Bond Fund	NVIT Core Bond Fund

2	Nationwide NVIT Core Plus Bond Fund	Lehman Brothers NVIT Core Plus Bond Fund

3	Nationwide NVIT Short Term Bond Fund	NVIT Short Term Bond Fund

4	Nationwide NVIT Multi- Cap Opportunities Fund	Neuberger Berman NVIT Multi-Cap Opportunities Fund

5	Nationwide NVIT US Real Estate Fund	Van Kampen NVIT Real Estate Fund

6	Nationwide NVIT Socially Responsible Fund	Neuberger Berman NVIT Socially Responsible Fund

7	Nationwide NVIT Mid Cap Growth Opportunities Fund	NVIT Multi-Manager Mid Cap Growth Fund

8	Nationwide NVIT Large Cap Growth Fund	NVIT Multi-Manager Large Cap Growth Fund

9	Nationwide NVIT International Growth Fund	NVIT Multi-Manager International Growth Fund

10	Nationwide NVIT Mid Cap Value Fund	NVIT Multi-Manager Mid Cap Value Fund

11	Nationwide NVIT Aggressive Fund	NVIT Cardinal Aggressive Fund

12	Nationwide NVIT Moderately Aggressive Fund	NVIT Cardinal Moderately Aggressive Fund

13	Nationwide NVIT Capital Appreciation Fund	NVIT Cardinal Capital Appreciation Fund

14	Nationwide NVIT Moderate Fund	NVIT Cardinal Moderate Fund

15	Nationwide NVIT Balanced Fund	NVIT Cardinal Balanced Fund

16	Nationwide NVIT Moderately Conservative Fund	NVIT Cardinal Moderately Conservative Fund

17	Nationwide NVIT Conservative Fund	NVIT Cardinal Conservative Fund